Exhibit 99.1

Motorola to Extend Portfolio of Voice and Data Solutions for the Connected Home through Acquisition of Netopia

SCHAUMBURG, Ill. and EMERYVILLE, CA — 14 November 2006 — Motorola, Inc. (NYSE: MOT) and Netopia, Inc. (Nasdaq: NTPA) announced today that the two companies have signed a definitive merger agreement, under which Motorola will acquire all of the outstanding shares of Netopia common stock for $7.00 per share in cash. The transaction has a total equity value of approximately $208 million on a fully-diluted basis. As of September 30, 2006, Netopia had approximately $28 million of net cash.

Netopia is a leader in providing carrier-class broadband customer premise equipment (CPE), remote management software, and broadband services to telecom operators worldwide. The company provides a full portfolio of products designed for DSL networks, including wired and wireless modems, routers, and gateways. The company’s products deliver voice, video, data, and other advanced services to residential and business customers.

“Motorola and Netopia share a common vision of the connected home as the hub for seamless mobility. This acquisition advances our vision by strengthening the Connected Home Solutions business position as a leading supplier of technology and services to telecom providers worldwide,” said Dan Moloney, President, Motorola Connected Home Solutions. “We look forward to adding the great people, technology and telecom marketing expertise of Netopia to the Motorola Connected Home Solutions team.”

“This transaction represents an outstanding opportunity for us to deliver significant value to the stockholders, employees, customers, and strategic partners of Netopia,” said Alan Lefkof, President and CEO of Netopia, Inc. “We are confident that combining Netopia’s expertise in telecom CPE products with Motorola’s proven track record of delivering connected home solutions to broadband providers worldwide will create exciting future growth opportunities for both companies. My team is committed to working closely with Motorola to ensure a rapid and seamless transition.”

The acquisition enables Motorola to further address the global broadband DSL opportunity. Netopia’s carrier-class portfolio of products and technologies extends Motorola’s current solutions for the emerging IPTV opportunity. As a combined product portfolio, Motorola will now offer a full suite of home CPE for copper-based telecom networks – including home media hubs, voice gateways, and IP set-tops. This will complement the leading video, voice, and data portfolio Motorola already provides for HFC and optical network operators worldwide.

Further, Netopia’s software solutions add unique service and device management capabilities to Motorola. This proven platform provides for the centralized management of IP-based gateways, modems, and voice-over-IP equipment.

Upon completion of the transaction, Netopia will become a wholly-owned subsidiary of Motorola and will be integrated into Motorola’s Connected Home Solutions business. Motorola intends to maintain Netopia’s Emeryville, CA, headquarters, which will serve as the new headquarters of Motorola’s global voice and data CPE business. Alan Lefkof will join Motorola, reporting directly to Dan Moloney.

The transaction is expected to be neutral to Motorola’s earnings per share in the first year following closing, excluding certain non-cash charges relating to amortization associated with acquired intangibles and other one-time accounting and transaction-related costs. The acquisition is subject to customary closing conditions, including regulatory approval and the approval of Netopia stockholders, and is expected to be completed in early 2007.

The transaction will not affect the pace of Motorola’s share repurchase activity.

About Netopia

Netopia, Inc. delivers broadband service assurance solutions through high-performance broadband customer premises equipment and carrier-class remote device management and support software.

Netopia’s broadband gateways feature advanced technology, high reliability, and remote manageability to assure delivery of triple-play and IPTV services. Netopia’s service assurance software platforms empower carriers, service providers, and enterprises with remote device management, centralized support, and value-added services to speed deployment of innovative new broadband applications across home and business networks. Netopia has established strategic distribution relationships with leading carriers and broadband service providers, including AT&T, BellSouth, Covad Communications, eircom and Swisscom. Headquartered in Emeryville, CA, Netopia’s common stock is listed on the NASDAQ Capital Market under the symbol “NTPA”. Further information about Netopia can be obtained via phone at (510) 420-7400, fax at (510) 420-7601, or on the Web at www.Netopia.com.

About Motorola

Motorola is known around the world for innovation and leadership in wireless and broadband communications. Inspired by our vision of Seamless Mobility, the people of Motorola are committed to helping you get and stay connected simply and seamlessly to the people, information, and entertainment that you want and need. We do this by designing and delivering “must have” products, “must do” experiences and powerful networks — along with a full complement of support services. A Fortune 100 company with global presence and impact, Motorola had sales of US $35.3 billion in 2005. For more information about our company, our people and our innovations, please visit http://www.Motorola.com.

Forward Looking Statements

Certain statements contained in this press release, including the expected timetable for completing the proposed transaction between Motorola and Netopia, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products, any other statements regarding Motorola’s or Netopia’s future expectations, beliefs, goals or prospects, the near-term impact of the acquisition on Motorola’s earnings per share, and any statements that are not statements of historical facts might be considered forward-looking statements. While these forward-looking statements represent managements’ current judgment of future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those stated in the forward-looking statements. Important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, include: (i) the parties’ ability to consummate the transaction; (ii) the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; (iii) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; (iv) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all; (v) Motorola’s ability to successfully integrate Netopia’s operations into those of Motorola and the possibility that such integration may be more difficult, time-consuming or costly than expected; (vi) revenues following the transaction may be lower than expected; (vii) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; (viii) the retention of certain key employees at Netopia; (ix) the inability to protect either party’s intellectual property rights may weaken its competitive position; (x) certain software is licensed from third parties who require, among other things, the payment of royalties, which could affect the development and enhancement of either party’s products; (xi) third parties may claim that either party’s products infringe their intellectual property rights; and (xii) the other factors described in Motorola’s Annual Report on Form 10-K for the year ended December 31, 2005 and its subsequent reports filed with the SEC, and Netopia’s Annual Report on Form 10-K for the year ended September 30, 2005 and its subsequent reports filed with the SEC. Motorola and NETOPIA assume no obligation to update or revise any forward-looking statement in this press release, and such forward-looking statements speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, Netopia will file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Netopia. NETOPIA’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION AND NETOPIA. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may also obtain free copies of the documents filed by Netopia with the SEC by going to Netopia’s Investor Relations page on its corporate web site at www.Netopia.com.

Netopia and its officers and directors may be deemed to be participants in the solicitation of proxies from Netopia’s stockholders with respect to the proposed acquisition. Information about Netopia’s executive officers and directors and their ownership of Netopia common stock is set forth in the proxy statement for Netopia’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on December 23, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Netopia and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed with the SEC.

In addition, Motorola and its officers and directors may be deemed to be participants in the solicitation of proxies from Netopia’s stockholders in favor of the approval of the proposed acquisition. Information concerning Motorola’s directors and executive officers is set forth in Motorola’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 10, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to Motorola’s Investor Relations page on its corporate web site at www.motorola.com.

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Media Contact:

Jennifer Erickson

Motorola

+1-847-435-5320

Jennifer.Erickson@motorola.com

Lisa Langlands

Netopia, Inc.

+1-510-420-7529

llanglands@netopia.com

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© Motorola, Inc. 2006. All rights reserved.